As filed with the Securities and Exchange Commission on April 3, 2013

Registration No. 333-181671

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHRISTOPHER & BANKS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	06-1195422
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2400 Xenium Lane North

Plymouth, Minnesota 55441

(763) 551-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Luke R. Komarek, Esq.
Senior Vice President, General Counsel and Corporate Secretary
2400 Xenium Lane North
Plymouth, Minnesota 55441
(763) 551-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Jonathan B. Abram

Colton M. Carothers

Dorsey & Whitney LLP

50 South Sixth Street, Suite 1500

Minneapolis, Minnesota 55402

(612) 340-2600

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Common Stock ($0.01 par value per share)
Preferred Stock ($0.01 par value per share)
Securities Warrants(3)
Units(4)
Total	$75,000,000	$8,595	(5)

(1)         Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.D to Form S-3 under the Securities Act.  Securities registered hereby may be sold separately or together with other securities registered hereby.

(2)        The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

(3)         Securities warrants will represent the right to purchase common stock.

(4)         Units may consist of two or more of the securities listed in the “Calculation of Registration Fee Table” offered and sold together.

(5)         The registration fee was previously paid in connection with the initial filing of this Registration Statement on May 24, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission becomes effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated April 3, 2013

PROSPECTUS

CHRISTOPHER & BANKS CORPORATION

$75,000,000

Common Stock

Preferred Stock

Securities Warrants

Units

We may from time to time offer to sell any combination of common stock, preferred stock, securities warrants and units described in this prospectus in one or more offerings.  The aggregate initial offering price of all securities sold under this prospectus will not exceed $75,000,000.

This prospectus provides a general description of the respective securities that we may offer.  Each time we sell securities, we will provide the specific terms of the securities offered in a supplement to this prospectus.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities.  This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

We may from time to time offer and sell our respective securities in the same offering or in separate offerings, to or through underwriters, dealers and agents or directly to purchasers.  If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

Our common stock is traded on the New York Stock Exchange (NYSE) under the symbol “CBK.”  On April 2, 2013, the closing price of our common stock as reported on the NYSE was $6.21 per share.

Investing in our securities involves risks.  You should consider carefully the risks and uncertainties set forth in the section entitled “Risk Factors” beginning on page 2 of this prospectus and in the documents we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus before making a decision to purchase our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is     , 2013.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) utilizing a “shelf” registration process.  Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $75,000,000.

This prospectus provides you with a general description of the respective securities that we may offer.  Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement.  We may also prepare free writing prospectuses that describe particular securities.  Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein.  For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.  You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement.  You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, the accompanying prospectus supplement, or a free writing prospectus.  This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.  You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

Unless the context otherwise requires, the terms “we,” “us,” “our,” “Christopher & Banks,” and “the Company” refer to Christopher & Banks Corporation, a Delaware corporation, and our subsidiaries.

All references in this prospectus to “$,” “U.S. Dollars” and “dollars” are to United States dollars.

The Company, through our wholly owned subsidiary, Christopher & Banks Company, is the owner of the federally registered trademarks and service marks “christopher & banks”, which is our predominant private brand, and “cj banks”, our women’s size private brand.

CHRISTOPHER & BANKS CORPORATION

Christopher & Banks Corporation is a Minneapolis, Minnesota-based retailer of women’s apparel and accessories, which operates retail stores through its wholly owned subsidiaries, Christopher & Banks, Inc. and Christopher & Banks Company (collectively referred to as “Christopher & Banks”, “the Company”, “we” or “us”). As of February 2, 2013, we operated 608 stores in 44 states, including 383 Christopher & Banks stores, 160 C.J. Banks stores, 40 dual-concept stores and 25 outlet stores. We also operate e-Commerce web sites for each of our brands at www.christopherandbanks.com and www.cjbanks.com.

Our Christopher & Banks brand offers unique and classic fashions featuring exclusively designed, coordinated assortments of women’s apparel and accessories in missy sizes 4 to 16 and petite sizes 4P to 16P in our Christopher & Banks stores and on our Christopher & Banks e-commerce web site. Our C.J. Banks brand offers similar assortments of apparel and accessories in women’s sizes 14W to 26W in our C.J. Banks stores and on our C.J. Banks e-commerce web site. Our dual-concept stores (“dual stores”) offer merchandise from both our Christopher & Banks and C.J. Banks brands, and all three size ranges (missy, petite and women’s size) within each store, resulting in a greater opportunity to service our customers and increase productivity and enhance operating efficiencies. Our outlet stores also offer an assortment of both Christopher & Banks and C.J. Banks brand apparel and accessories servicing the missy, petite and women’s size customer in one location. The casual lifestyle brand fashions sold by Christopher & Banks and C.J. Banks are typically suitable for both work and leisure activities and are offered at moderate price points. The target customer for Christopher & Banks and C.J. Banks generally ranges in age from 45 to 60 and is typically part of the female baby boomer demographic.

Our principal executive offices are located at 2400 Xenium Lane North, Plymouth, Minnesota 55441, and our telephone number is (763) 551-5000.  The information on, or accessible through, our websites is not part of this prospectus and should not be relied upon in connection with making any investment decision with respect to the securities offered by this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk.  You should carefully consider the “Risk Factors” section in our most recent Annual Report on Form 10-K, as amended, which is incorporated by reference in this prospectus, as updated by our future filings with the SEC.  Before you make an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus.  The prospectus supplement applicable to each sale of securities we offer pursuant to this prospectus may contain a discussion of additional risks applicable to an investment in us and the securities we are offering under that prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference may contain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of Christopher & Banks.  Statements preceded by, followed by or that include words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “believes” or similar expressions are intended to identify some of the forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are included, along with this statement, for purposes of complying with the safe harbor provisions of that Act.  These forward-looking statements involve risks and uncertainties.  Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the risks and uncertainties described in this prospectus, including under “Risk Factors,” and the documents incorporated by reference in this prospectus. Any forward-looking statement contained in this prospectus and the documents incorporated by reference speaks only as of the date on which the statement is made, and Christopher & Banks undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for Christopher & Banks to predict all of the factors, nor can Christopher & Banks assess the effect of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes.  General corporate purposes may include repayment of debt, repurchase of common stock, acquisitions, investments, additions to working capital, capital expenditures and advances to or investments in our subsidiaries.  Net proceeds may be invested prior to use.  We will have significant discretion in the use of any net proceeds.

DESCRIPTION OF COMMON STOCK

This section describes the general terms and provisions of the shares of our common stock.  This description is only a summary.  Our certificate of incorporation and our bylaws have been filed as exhibits to our periodic reports filed with the SEC, which are incorporated by reference in this prospectus.  You should read our certificate of incorporation and our bylaws for additional information before you buy any of our common stock or other securities.  See “Where You Can Find More Information.”

Common Stock

We are authorized to issue up to 74,000,000 shares of common stock, $0.01 par value per share, and 1,000,000 shares of undesignated preferred stock, $0.01 par value per share.  Each holder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Common stockholders will not be entitled to cumulative voting in the election of directors. This means that the holders of a majority of the voting shares will be able to elect all of the directors then standing for election.  Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock will be entitled to receive dividends out of assets legally available at the times and in the amounts that our board of directors may determine from time to time.  Upon our liquidation, dissolution or winding-up, the holders of common stock would be entitled to share ratably in all assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock.  Holders of common stock have no preemptive or conversion rights or other subscription rights. On July 5, 2012, our board of directors also authorized the issuance, and declared a dividend, of one preferred share purchase right for each outstanding share of the Company’s common stock, par value $0.01 per share, outstanding at the close of business on July 16, 2012 and for each share of comon stock subsequently issued by the Company, as further described in the Description of Preferred Stock below.

Certain Provisions of Delaware Law and of the Certificate of Incorporation and Bylaws

The provisions of Delaware law, our certificate of incorporation and our bylaws described below may have the effect of delaying, deferring or discouraging another party from acquiring control of us.

Delaware Law.  We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•                                          the transaction is approved by the board before the date the interested stockholder attained that status;

•                                          upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•                                          on or after the date the business combination is approved by the board and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•                                          any merger or consolidation involving the corporation and the interested stockholder;

•                                          any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•                                          subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•                                          any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•                                          the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

We may opt out of Section 203 by amending our certificate of incorporation or bylaws by action of our stockholders to exempt us from coverage, provided that the amendment will not become effective until 12 months after the date it is adopted and will not apply to any business combination between Christopher & Banks and any person who became an interested stockholder on or prior to its adoption.  To date, we have not elected to opt out of Section 203. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Certificate of Incorporation and Bylaws.  Our certificate of incorporation and bylaws provide that:

•                                          no action can be taken by stockholders except at an annual or special meeting of the stockholders called in accordance with our bylaws, and stockholders may not act by written consent;

•                                          our board of directors is expressly authorized to make, alter or repeal our bylaws;

•                                          special meetings of stockholders may be called only by the chair of the board or the board of directors;

•                                          stockholders must provide notice of nominations of directors or the proposal of business to be voted on at an annual meeting;

•                                          our board of directors is authorized to issue preferred stock without stockholder approval; and

•                                          we will indemnify officers and directors against losses that they may incur in investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures.

Limitation of Liability and Indemnification Matters.  We have adopted provisions in our certificate of incorporation that limit the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Delaware General Corporation Law.  Accordingly, our directors are not personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•                                          for any breach of the director’s duty of loyalty to us or our stockholders;

•                                          for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•                                          for unlawful payments of dividends or unlawful stock repurchases or redemptions, as provided under Section 174 of the Delaware General Corporation Law; or

•                                          for any transaction from which the director derived an improper personal benefit.

Our bylaws also provide that we shall indemnify our directors and officers to the fullest extent permitted by Delaware law.  We have entered into separate indemnification agreements with our directors that require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue up to 1,000,000 shares of preferred stock, par value $0.01 per share, 50,000 of which are designated as “Series A Junior Participating Preferred Stock.”  As of April 2, 2013, no shares of preferred stock were issued and outstanding.  Our board of directors has the authority, without further action by our stockholders, to issue from time to time the preferred stock in one or more series, and to fix the number of shares, designations, preferences, powers, and other rights and qualifications, limitations or restrictions as our board of directors may authorize, including:

•                                          the distinctive designation of each series and the number of shares that will constitute the series;

•                                          the voting rights, if any, of shares of the series and the terms and conditions of the voting rights;

•                                          the dividend rate on the shares of the series, the dates on which dividends are payable, any restriction, limitation or condition upon the payment of dividends, whether dividends will be cumulative, and the dates from and after which dividends shall accumulate;

•                                          the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if the shares are redeemable;

•                                          the terms and conditions of a sinking or purchase fund for the purchase or redemption of shares of the series, if such a fund is provided;

•                                          any preferential amount payable upon shares of the series in the event of the liquidation, dissolution or winding up of, or upon the distribution of any of our assets; and

•                                          the prices or rates of conversion or exchange at which, and the terms and conditions on which, the shares of the series may be converted or exchanged into other securities, if the shares are convertible or exchangeable.

The particular terms of any series of preferred stock, and the transfer agent and registrar for that series, will be described in a prospectus supplement.  All preferred stock offered, when issued, will be fully paid and nonassessable.  Any material U.S. federal income tax consequences and other special considerations with respect to any preferred stock offered under this prospectus will also be described in the applicable prospectus supplement.

Stockholder Rights Plan

On July 5, 2012, the Company adopted a stockholder rights plan, referred to as the Rights Plan. The Rights Plan is embodied in the Rights Agreement dated as of July 5, 2012, between the Company and its transfer agent. On July 5, 2012, the Board also authorized the issuance, and declared a dividend, of one preferred share purchase right, referred to as a Right, for each outstanding share of the Company’s common stock, par value $0.01 per share, referred to as the Common Shares, outstanding at the close of business on July 16, 2012 and for each Common Share subsequently issued by the Company.

Initially, no separate certificates representing the Rights will be issued. Under the Rights Plan, the Rights would be distributed upon the earlier to occur of (i) the tenth day after the first date of public announcement by the Company or an Acquiring Person (an Acquiring Person generally is a person that, together with its affiliates and associates, is the beneficial owner of 15% or more of the outstanding Common Shares) (including, without limitation, pursuant to a report filed or amended pursuant to Section 13(d) of the Exchange Act) that a person has become an Acquiring Person, or such earlier date as a majority of the Board of Directors of the Company shall become aware of the existence of an Acquiring Person, referred to as the Shares Acquisition Date, or (ii) the tenth day (or such later date as may be determined by action of the Board prior to such time as any person becomes an Acquiring Person) after the date of the commencement by any person (other than certain persons, including the Company, any subsidiary of the Company, and Company benefit plan related holders) of a tender or exchange offer upon the successful consummation of which such person, or any affiliate or associate of such person, would be an Acquiring Person (including any such date which is after the date of the Rights Agreement and prior to the issuance of the Rights). Each Right entitles the registered holder to purchase from the Company one thousandth (1/1000th) of a share of Series A Junior Participating Preferred Stock, $0.01 par value, referred to as the Preferred Shares, of the Company at a price of $8.25, referred to as the Purchase Price, subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement between the Company and its transfer agent.

In the event any person becomes an Acquiring Person, then each holder of a Right, other than Rights beneficially owned by the Acquiring Person and its affiliates and associates (which will thereafter be null and void for all purposes of the Rights Agreement and the holder thereof shall thereafter have no rights with respect to such Rights, whether under the Rights Agreement or otherwise), will thereafter have the right to receive upon exercise, in lieu of Preferred Shares, that number of Common Shares having a market value of two times the Purchase Price. Under some circumstances, upon payment of the Purchase Price, the Company may substitute other equity and debt securities, property, cash or combinations thereof, including combinations with Common Shares, of equal value to the number of Common Shares for which the Right is exercisable.

The Rights will expire at 5:00 p.m. (Eastern time) on July 5, 2014, unless that date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described in the Rights Agreement. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. The foregoing is a summary of the Rights Plan, as filed in the Form 8-K filed with the Securities and Exchange Commission on July 6, 2012, and is qualified in its entirety by reference to the detailed terms and conditions as set forth in the Rights Plan.

DESCRIPTION OF SECURITIES WARRANTS

The following summary of the general terms and provisions of the securities warrants represented by warrant agreements and warrant certificates that we may offer using this prospectus is only a summary and does not purport to be complete. You must look at the applicable forms of warrant agreement and warrant certificate for a full understanding of the specific terms of any securities warrant. The forms of the warrant agreement and the warrant certificate will be incorporated by reference as exhibits to the registration statement to which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies.

A prospectus supplement will describe the specific terms of the securities warrants offered under that prospectus supplement, including any of the terms in this section that will not apply to those securities warrants, and any special considerations, including tax considerations, applicable to investing in those securities warrants.

General

We may issue securities warrants alone or together with other securities offered by the applicable prospectus supplement.  The securities warrants may be issued independently or together with any securities and may be attached to or separate from the securities.  Each series of securities warrants will be issued under a separate warrant agreement between us and a bank or trust company, as warrant agent, as described in the applicable prospectus supplement.  The warrant agent will act solely as our agent in connection with the securities warrants and will not act as an agent or trustee for any holders or beneficial owners of the securities warrants.

The prospectus supplement relating to any securities warrants we offer will describe the specific terms relating to the offering. These terms may include some or all of the following:

•                                          the offering price;

•                                          the currencies in which the securities warrants will be offered;

•                                          the total number of shares that may be purchased if all of the holders exercise the securities warrants;

•                                          the number of shares of common stock that may be purchased if a holder exercises any one securities warrant and the price at which and currencies in which the shares of common stock may be purchased upon exercise;

•                                          the date on and after which the holder of the securities warrants can transfer them separately from the related series of securities;

•                                          the date on which the right to exercise the securities warrants begins and expires;

•                                          the triggering event and the terms upon which the exercise price and the number of underlying securities that the securities warrants are exercisable into may be adjusted;

•                                          whether the securities warrants will be issued in registered or bearer form;

•                                          the identity of any warrant agent with respect to the securities warrants and the terms of the warrant agency agreement with that warrant agent;

•                                          a discussion of material U.S. federal income tax consequences; and

•                                          any other terms of the securities warrants.

A holder of securities warrants may:

•                                          exchange them for new securities warrants of different denominations with the same terms;

•                                          present them for registration of transfer, if they are in registered form; and

•                                          exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

Until the securities warrants are exercised, holders of the warrants will not have any of the rights of holders of the underlying securities.

Exercise of Securities Warrants

Each holder of a securities warrant is entitled to purchase the number of shares of common stock at the exercise price described in the applicable prospectus supplement.  After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised securities warrants will become void.

Holders of securities warrants may exercise them by

•                  delivering to the warrant agent the payment required to purchase the underlying securities, as stated in the applicable prospectus supplement;

•                  properly completing and signing the reverse side of their warrant certificate(s), if any, or other exercise documentation; and

•                  delivering their warrant certificate(s), if any, or other exercise documentation to the warrant agent within the time specified by the applicable prospectus supplement.

If you comply with the procedures described above, your securities warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price.  As soon as practicable after you have completed these procedures, we will issue and deliver to you the shares of common stock that you purchased upon exercise.  If you exercise fewer than all of the securities warrants represented by a warrant certificate, we will issue to you a new warrant certificate for the unexercised amount of securities warrants.

Amendments and Supplements to Warrant Agreements

We may amend or supplement a warrant agreement or warrant certificates without the consent of the holders of the securities warrants if the changes are not inconsistent with the provisions of the securities warrants and do not adversely affect the interests of the holders.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities.

While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, warrants, or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

•                                          the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•                                          any provisions of the governing unit agreement that differ from those described below; and

•                                          any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock” and “Description of Securities Warrants” will apply to each unit and to any common stock or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods.  We may sell the securities separately or together:

•                                          through one or more underwriters or dealers in a public offering and sale by them;

•                                          through agents; and/or

•                                          directly to one or more purchasers.

We may distribute the securities from time to time in one or more transactions:

•                                          at a fixed price or prices, which may be changed;

•                                          at market prices prevailing at the time of sale;

•                                          at prices related to such prevailing market prices; or

•                                          at negotiated prices.

We may solicit directly offers to purchase the respective securities being offered by this prospectus.  We may also designate agents to solicit offers to purchase the respective securities from time to time.  We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we utilize a dealer in the sale of the respective securities being offered by this prospectus, we will sell the respective securities to the dealer, as principal.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the respective securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public.  In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions.  The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the respective securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.  Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.  We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

The securities may or may not be listed on a national securities exchange.  To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities.  This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them.  In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option.  In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions.  The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market.  The transactions may be discontinued at any time.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the respective securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

LEGAL MATTERS

Dorsey & Whitney LLP will issue a legal opinion as to the validity of the securities offered by this prospectus.

EXPERTS

The consolidated financial statements of Christopher & Banks Corporation and subsidiaries as of February 2, 2013 and January 28, 2012, and for the fiscal year ended February 2, 2013 and transition period ended January 28, 2012, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements for the year ended February 26, 2011 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended February 2, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file transition, annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about its public reference facilities and their copy charges.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus.  When used in this prospectus, the term “registration statement” includes amendments to the registration statement as well as the exhibits, schedules, financial statements and notes filed as part of the registration statement.  This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement.  This prospectus omits information contained in the registration statement as permitted by the rules and regulations of the SEC.  For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement.  Statements herein concerning the contents of any contract or other document are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed with the SEC as an exhibit to the registration statement, each such statement being qualified by and subject to such reference in all respects.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them. This allows us to disclose important information to you by referencing those filed documents. We have previously filed the following documents with the SEC and are incorporating them by reference into this prospectus:

•                  Annual Report on Form 10-K for the fiscal year ended February 2, 2013, as amended; and

•                  the description of our common stock contained in any registration statement on Form 8-A that we have filed, and any amendment or report filed for the purpose of updating this description.

We also are incorporating by reference any future information filed (rather than furnished) by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and before the effective date of the registration statement and after the date of this prospectus until the termination of the offering. The most recent information that we file with the SEC automatically updates and supersedes more dated information.

You can obtain a copy of any documents which are incorporated by reference in this prospectus or prospectus supplement, except for exhibits which are specifically incorporated by reference into those documents, at no cost, by writing or telephoning us at:

Christopher & Banks Corporation
2400 Xenium Lane North

Plymouth, Minnesota 55441
Attention: Secretary

(763) 551-5000

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.              Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions.  All of the amounts shown are estimates, except the Securities and Exchange Commission (SEC) registration fee. The expenses listed will be paid by Christopher & Banks Corporation.

SEC registration fee	$8,595	(1)
New York Stock Exchange (NYSE) listing fee*	*
Legal fees and expenses*	*
Printing expenses*	*
Accountants’ fees and expenses*	*
Transfer agent and registrar fees*	*
Blue sky fees and expenses*	*
Miscellaneous expenses*	*
Total	$ *

(1)                                 The registration fee was previously paid in connection with the initial filing of this Registration Statement on May 24, 2012.

*                                         Estimated expenses not presently known.

Item 15.  Indemnification of Directors and Officers

Article 8 of the restated certificate of incorporation of Christopher & Banks Corporation (the “Company”) provides that no director of the Company shall be personally liable to us or the Company’s stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

Article 5, section 2 of the Company’s bylaws provides that, to the full extent authorized, permitted, or allowed by law, whether or not specifically required by Section 145 of the General Corporation Law of the State of Delaware or any successor or supplemental provision, the Corporation shall indemnify any person made or threatened to be made a party in any civil, criminal, or other action, suit, or proceeding by reason of the fact that he or she, his or her testator or intestate, is or was a director or officer of the Corporation or any subsidiary of the Corporation, or is or was serving at the request of the Corporation, confirmed in writing, as a director or officer of, or in a comparable capacity for, another corporation, partnership, joint venture, trust or other enterprise.

Section 145 of the Delaware General Corporation Law statute provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

The Company has director and officer insurance providing for indemnification for its directors and officers for certain liabilities and such insurance provides for indemnification of the Company’s directors and officers for liabilities under the Securities Act of 1933, as amended.

Item 16.  List of Exhibits

The exhibits filed with this registration statement are set forth on the exhibit index following the signature page and are incorporated by reference in their entirety into this item.

Item 17.   Undertakings

(a)         The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)             Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)                                  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)  The undersigned registrant hereby undertakes that:

(i)  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plymouth, State of Minnesota, on April 2, 2013.

CHRISTOPHER & BANKS CORPORATION.

By:	/s/ LuAnn Via
LuAnn Via
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ LuAnn Via	President, Chief Executive Officer and Director	April 2, 2013
LuAnn Via	(Principal Executive Officer)

/s/ Peter G. Michielutti	Senior Vice President and Chief Financial Officer	April 2, 2013
Peter G. Michielutti	(Principal Financial and Accounting Officer)

*	Non-Executive Chair and Director
Paul L. Snyder

*	Director
Mark A. Cohn

*	Director
Morris Goldfarb

*	Director
Anne L. Jones

*	Director
David A. Levin

*	Director
William F. Sharpe, III

*	Director
Patricia A. Stensrud

*	Director
Lisa W. Wardell (formerly Pickrum)

* By:

/s/ Peter G. Michielutti		April 2, 2013
Peter G. Michielutti
As Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
3.1

Sixth Amended and Restated By-Laws of the Company, as currently in effect. (Incorporated herein by reference to Exhibit 3.1 to Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 on Form 8-K filed on January 9, 2012 (File No. 001-31390)).

3.2

Certificate of Designations of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of the State of Delaware on July 6, 2012 (incorporated herein to Exhibit 3.1 to Current Report on Form 8-K filed July 6, 2012 (File No. 001-31390)).

4.1

Restated Certificate of Incorporation of the Company. (Incorporated herein by reference to Exhibit 4.1 to Registration Statement under the Securities Act of 1933 on Form S-8 filed on May 26, 2011 (File No. 333-174509)).

4.2***	Form of Common Stock Certificate.
4.3

Rights Agreement, dated as of July 5, 2012, between Christopher & Banks Corporation and Wells Fargo Bank, National Association, as Rights Agent, including the form of Certificate of Designations of Series A Junior Participating Preferred Stock, the forms of Right Certificate, Assignment and Election to Purchase, and the Summary of Rights attached thereto as Exhibits A, B and C, respectively (incorporated herein by reference to Exhibit 4.1 to Current Report on Form 8-K filed July 6, 2012 (File No. 001-31390)).

4.4**	Amendment No. 1 to Rights Agreement, dated as of December 1, 2012, between Christopher & Banks Corporation and Broadridge Corporate Issuer Solutions, Inc. as Rights Agent.
4.8*	Form of Securities Warrant Agreement.
4.9*	Form of Unit Agreement.
5.1***	Opinion of Dorsey & Whitney LLP.
23.1**	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2**	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.3***	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 to this registration statement).
24.1***	Powers of Attorney.

*                 To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.

**          Filed herewith.

*** Previously filed.